SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   June 18, 2003

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York	0-12950	14-1644018
(State or other jurisdiction of	(Commission File Number)	(IRS Employer ID Number)
incorporation)

6175 Lusk Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

        On June 18, 2003, Alliance Pharmaceutical Corp. (“Alliance”) sold all of its assets related to designing, developing, manufacturing, marketing, selling, licensing, supporting and maintaining its Imagent® product, Alliance’s ultrasound contrast agent that was approved by the FDA for marketing in the United States in June 2002, to Photogen Technologies, Inc. (“Photogen”).

        At the closing, at Alliance’s direction, Photogen paid approximately $1,100,000 in cash and delivered 2,198,137 shares of its Common Stock to creditors, employees and vendors of Alliance, valued at approximately $3,500,000. Photogen is obligated to pay additional amounts to Alliance’s secured and unsecured creditors after the closing. At various times between 90 and 365 days after the closing and subject to reaching satisfactory agreements with certain secured and unsecured creditors, Photogen must pay an aggregate amount of up to approximately $3,000,000 to them and deliver up to an aggregate of approximately 1,985,522 shares of its Common Stock. The amount of consideration was determined through arms-length negotiations.

        In addition, after the closing and through 2010, Photogen must pay Alliance further consideration in the form of an earn out based on Imagent revenue invoiced (subject to certain reductions). The amount of the earn out will equal, for each year of the earn out: 7.5% of Imagent revenue up to $20,000,000; 10% of Imagent revenue between $20,000,000 and $30,000,000; 15% of Imagent revenue between $30,000,000 and $40,000,000; and 20% of Imagent revenue above $40,000,000. The earn out will be reduced by amounts Photogen must pay pursuant to a license agreement with Schering Aktiengesellschaft, net of payments they receive from Schering under the license, and amounts of any indemnification claims Photogen has against Alliance. The earn out is subject to three additional offsets (which are to be applied in the manner described in the Asset Purchase Agreement) that entitle Photogen to retain portions of the earn out otherwise payable to Alliance:

•         Up to approximately $1,600,000 for a fixed price offset, depending on the satisfaction of certain conditions;

•         The amount of any payments not committed to at closing Photogen makes after the closing to Alliance’s creditors plus up to $1,000,000 of litigation expenses for certain patent and other litigation; and

         Between $4,000,000 and $5,000,000, which is the principal and accrued interest under Photogen’s bridge loans to Alliance, depending on the satisfaction of certain conditions.

        A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1.

Item 5.   Other Events.

        Alliance also announced its acquisition of Baxter Healthcare Corporation’s (“Baxter”) ownership interest in PFC Therapeutics, LLC, the joint venture established by Alliance and Baxter in May 2000 to commercialize Oxygent™ (perflubron emulsion), an intravascular oxygen carrier, in North America and Europe. Alliance will pay Baxter a royalty on the sales of Oxygent by PFC Therapeutics, following regulatory approval.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

        None.

(b)	Pro Forma Financial Statements

        An unaudited pro forma balance sheet as of March 31, 2003 and unaudited pro forma statements of operations for the fiscal year ended June 30, 2002 and for the fiscal nine-month period ended March 31, 2003, giving effect to the disposition of the Imagent assets as of June 18, 2003, have been included as part of this report.

Unaudited Pro Forma Condensed Balance Sheet
As of March 31, 2003

$ in thousands	as reported 03/31/2003	pro forma adjustments	pro forma
Assets
Current assets:
Cash and cash equivalents	$274	$657 [3a]	$931
Other current assets	32	--	32

Total current assets	306	657	963
Property, plant and equipment-net	8,475	(7,240)[3b]	1,235
Purchased technology-net	8,829	--	8,829
Investment in joint venture	5,000	--	5,000
Restricted cash	740	--	740
Other assets-net	953	--	953

	$24,303	$(6,583)	$17,720

Liabilities & Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$7,664	$(50)[3c]	$7,614
Accrued expenses and deferred revenue	4,461	(451)[3c]	4,010
Short-term debt	20,580	(7,997)[3c]	12,583

Total current liabilities	32,705	(8,498)	24,207
Deferred revenue	10,000	--	10,000
Long-term debt	8,702	(8,702)[3c]	--
Stockholders' equity (deficit):
Preferred stock	8	--	8
Common stock	208	--	208
Additional paid-in capital	462,903	--	462,903
Accumulated deficit	(490,223)	10,617 [3d]	(479,606)

Total stockholders' equity (deficit)	(27,104)	10,617	(16,487)

	$24,303	$(6,583)	$17,720

        See Notes to Unaudited Pro Forma Condensed Financial Statements.

Unaudited Pro Forma Condensed Statements of Operations
Year ended June 30, 2002

$ in thousands	as reported	pro forma adjustments	pro forma
Revenues:	$10,333	$--	$10,333
Operating expenses:
Research and development	33,462	(12,892)	20,570
General and administrative	9,674	(4,680)	4,994

	43,136	(17,572)	25,564

Loss from operations	(32,803)	17,572	(15,231)
Investment income	247	--	247
Interest expense	(1,671)	--	(1,671)

	(1,424)	--	(1,424)

Net Loss	$(34,227)	$17,572	$(16,655)

Net loss per common share:
Basic and diluted	$(2.37)	--	$(1.15)

Weighted average shares outstanding:
Basic and diluted	14,425	--	14,425

        The above Unaudited Pro Forma Condensed Statement of Operations does not include a net gain of $10.6 million recorded in conjunction with the disposition of the Imagent assets.

        See Notes to Unaudited Pro Forma Condensed Financial Statements.

Unaudited Pro Forma Condensed Statements of Operations
Nine Months ended March 31, 2003

$ in thousands	as reported	pro forma adjustments	pro forma
Revenues:	$53	$--	$53
Operating expenses:
Research and development	13,008	(8,645)	4,363
General and administrative	5,980	(4,006)	1,974

	18,988	(12,651)	6,337

Loss from operations	(18,935)	12,651	(6,284)
Investment income	51	--	51
Other income	329	--	329
Loss on investment	(500)	--	(500)
Interest expense	(3,880)	--	(3,880)

	(4,000)	--	(4,000)

Net Loss	$(22,935)	$12,651	$(10,284)

Net loss per common share:
Basic and diluted	$(1.23)	--	$(0.55)

Weighted average shares outstanding:
Basic and diluted	18,597	--	18,597

        The above Unaudited Pro Forma Condensed Statement of Operations does not include a net gain of $10.6 million recorded in conjunction with the disposition of the Imagent assets.

        See Notes to Unaudited Pro Forma Condensed Financial Statements.

Notes to Unaudited Pro Forma Condensed Financial Statements

1.	The unaudited pro forma condensed financial statements reflect the sale of all of Alliance’s assets related to the Imagent product line to Photogen, as described in more detail in Item 2 above.

2.	The unaudited pro forma condensed statements of operations for the year ended June 30, 2002 and the nine-month period ended March 31, 2003 reflect Alliance’s results of operations for such periods as if Alliance had disposed of such assets as of the beginning of all such periods.

3.	The unaudited pro forma condensed balance sheet includes the adjustments necessary as if the sale of the assets occurred on June 18, 2003 and reflects the receipt of the consideration, disposal of the assets and assumption of the liabilities. These adjustments are summarized as follows:

a.	Receipt of $0.7 million in cash.

b.	Disposal of the carrying value of certain fixed assets. c. Assumption of certain liabilities by Photogen. d. Recognition of a gain on sale of assets by Alliance.

4.	The unaudited pro forma condensed statements of operations for the fiscal year ended June 30, 2002 and the nine-month period ended March 31, 2003 include the adjustments necessary to reduce the operating expenses of Alliance by the amount of operating expenses incurred by the Imagent assets, which were sold to Photogen.

        The unaudited pro forma financial statements have been prepared on the basis of preliminary estimates, which are subject to adjustment. The pro forma financial statements may not be indicative of the results that actually would have been achieved if the disposition had been effected on the dates indicated, or the results which may be achieved in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of Alliance.

(c)	Exhibits

Exhibit No.                    Exhibit

2.1*	Asset Purchase Agreement dated June 10, 2003.

99.1*	Press release, dated June 19, 2003

99.2*	Press release, dated June 19, 2003

*   Previously filed as part of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 23, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP.
By: /s/ Duane J. Roth
Duane J. Roth
Chief Executive Officer
Dated _______________